Exhibit 99.1

TPG Specialty Lending, Inc. Announces Quarter Ended June 30, 2015 Financial Results; Board Declares Quarterly Dividend of $0.39 Per Share for the Third Fiscal Quarter of 2015 and Approves a Stock Repurchase Plan

NEW YORK—(BUSINESS WIRE)—August 4, 2015—TPG Specialty Lending, Inc. (NYSE:TSLX, or the “Company”) today reported net investment income of $25.0 million, or $0.46 per share, for the quarter ended June 30, 2015. Net income was $34.1 million, or $0.63 per share, for the quarter ended June 30, 2015. Net asset value per share was $15.84 at June 30, 2015 as compared to $15.60 at March 31, 2015. The Company’s Board of Directors declared a second quarter dividend of $0.39 per share, payable to stockholders of record as of June 30, 2015 that was paid on July 31, 2015.

The Company announced that its Board of Directors has declared a quarterly dividend of $0.39 per share for stockholders of record as of September 30, 2015, payable on or about October 31, 2015.

The Company’s Board of Directors has authorized the Company to enter into a new stock repurchase plan, on substantially the same terms as the prior stock repurchase plan that expired on June 30, 2015. Unless extended or terminated by the Board of Directors, the stock repurchase plan will be in effect through the earlier of February 29, 2016 or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions.

FINANCIAL HIGHLIGHTS:

(amounts in thousands, except per share amounts)	(Unaudited)

		Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Investments at Fair Value	$1,397,560	$1,330,993	$1,129,199
Total Assets	$1,459,005	$1,373,759	$1,178,790
Net Asset Value Per Share	$15.84	$15.60	$15.70

Investment Income	$45,352	$37,730	$45,657
Net Investment Income	$25,020	$20,787	$29,433
Net Income	$34,105	$24,468	$27,294

Net Investment Income Per Share	$0.46	$0.39	$0.55
Net Realized and Unrealized Gains Per Share	$0.17	$0.06	$(0.04)
Net Income Per Share	$0.63	$0.45	$0.51

Weighted Average Yield of Debt and Other Income Producing Securities at Fair Value	10.3%	10.4%	10.3%
Weighted Average Yield of Debt and Other Income Producing Securities at Amortized Cost	10.4%	10.3%	10.5%

Percentage of Debt Investment Commitments at Floating Rates	96%	97%	98%

Conference Call and Webcast

Conference Call Information:

The conference call will be broadcast live at 8 a.m. Eastern Time on August 5, 2015. Please visit TSLX’s webcast link located on the Events & Presentation page of the Investor Resources section of TSLX’s website http://www.tpgspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (224) 357-2393

Conference ID: 80700135

All callers will need to enter the Conference ID followed by the # sign and reference “TPG Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on August 5th through August 19th via a webcast link located on the Investor Resources section of the Company’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 80700135

Portfolio and Investment Activity

For the three months ended June 30, 2015, gross originations totaled $112.3 million. This compares to $267.8 million for the three months ended March 31, 2015 and $157.1 million for the three months ended June 30, 2014.

For the three months ended June 30, 2015, the Company made new investment commitments of $112.3 million, $96.8 million in five new portfolio companies and $15.5 million in three existing portfolio companies. For this period, the Company had $21.6 million aggregate principal amount in exits and repayments, resulting in a net portfolio increase of $62.5 million aggregate principal amount.

For the three months ended June 30, 2014, the Company made new investment commitments of $116.4 million, $114.0 million in four new portfolio companies and $2.4 million in two existing portfolio companies. For this period, the Company had $159.2 million aggregate principal amount in exits and repayments, resulting in a net portfolio decrease of $54.8 million aggregate principal amount.

As of June 30, 2015 and March 31, 2015, the Company had investments in 40 and 35 portfolio companies, respectively, with an aggregate fair value of $1,397.6 million and $1,331.0 million, respectively.

As of June 30, 2015, the portfolio consisted of 90.5% first-lien debt investments, 7.5% second-lien debt investments, 1.1% mezzanine and unsecured debt investments, and 0.9% equity and other investments. As of March 31, 2015, the portfolio consisted of 90.1% first-lien debt investments, 7.8% second-lien debt investments, 1.0% mezzanine debt investments, and 1.1% equity and other investments.

As of June 30, 2015, 96.5% of debt investments bore interest at floating rates, subject to interest rate floors. The Company’s credit facilities also bear interest at floating rates.

As of June 30, 2015 and March 31, 2015, the weighted average total yield of debt and income producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.3% and 10.4%, respectively, and the weighted average total yield of debt and income producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.4% and 10.3%, respectively.

The weighted average total yield of new debt and income producing securities made to new portfolio companies during the quarter was 9.9%.

As of June 30, 2015, 97.5% of investments were meeting all covenant and payment requirements.

Results of Operations for the Three Months Ended June 30, 2015 compared to the Three Months Ended June 30, 2014

Investment Income

For the three months ended June 30, 2015 and 2014, investment income totaled $45.3 million and $45.7 million, respectively. The slight decrease in investment income for the quarter was primarily driven by a decrease in accelerated amortization of upfront fees primarily from unscheduled paydowns, prepayment fees, and amendment fees, largely offset by a higher average portfolio size, as compared to 2014.

Expenses

Net expenses totaled $19.8 million and $16.0 million for the three months ended June 30, 2015 and 2014, respectively. The increase in net expenses was due to higher interest expense related to an increase in the weighted average debt outstanding, partially offset by a decrease in the average interest rate on our debt outstanding, higher management and incentive fees, and higher general and administrative expenses associated with servicing a larger investment portfolio.

Liquidity and Capital Resources

As of June 30, 2015, the Company had $2.8 million in cash and cash equivalents, total debt outstanding of $557.1 million, and $461.2 million of undrawn commitments on its revolving credit facilities, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.5% for the three months ended June 30, 2015, as compared to 2.7% for the three months ended June 30, 2014.

The Company is rated BBB- by Fitch Ratings and Standard and Poor’s. Both Fitch Ratings and Standard and Poor’s affirmed the Company’s BBB- rating and stable outlook during the first quarter of 2015.

Note: The Company’s investment activity for the three and six months ended June 30, 2015 and 2014 is presented below (information presented herein is at par value unless otherwise indicated).

Financial Statements and Tables

TPG Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$43,175	$44,425	$76,054	$75,543
Other income	629	845	4,006	3,208

Total investment income from non-controlled, non-affiliated investments	43,804	45,270	80,060	78,751
Investment income from controlled, affiliated investments:
Interest from investments	1,493	369	2,909	369
Other income	55	18	112	18

Total investment income from controlled, affiliated investments	1,548	387	3,021	387

Total Investment Income	45,352	45,657	83,081	79,138

Expenses
Interest	4,727	3,460	8,947	7,284
Management fees	5,296	4,522	10,247	8,759
Incentive fees	7,130	5,860	12,137	10,334
Professional fees	1,281	1,174	2,490	2,346
Directors’ fees	90	87	187	159
Other general and administrative	1,273	896	2,427	1,812

Total expenses	19,797	15,999	36,435	30,694

Management fees waived (Note 3)	—	—	—	(2,465)

Net Expenses	19,797	15,999	36,435	28,229

Net Investment Income Before Income Taxes	25,555	29,658	46,646	50,909
Income taxes, including excise taxes	535	225	840	234

Net Investment Income	25,020	29,433	45,806	50,675
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	14,400	(3,862)	8,493	82
Controlled, affiliated investments	(76)	—	529	—
Translation of assets and liabilities in foreign currencies	(3,906)	701	3,309	1,227
Interest rate swaps	(855)	792	(1,208)	792
Foreign currency forward contracts	—	—	—	1,244

Total net change in unrealized gains (losses)	9,563	(2,369)	11,123	3,345

Realized gains (losses):
Non-controlled, non-affiliated investments	(332)	118	(67)	118
Interest rate swaps	—	—	1,852	—
Foreign currency transactions	(146)	112	(141)	(1,496)

Total realized gains (losses)	(478)	230	1,644	(1,378)

Total Unrealized and Realized Gains (Losses)	9,085	(2,139)	12,767	1,967

Increase in Net Assets Resulting from Operations	$34,105	$27,294	$58,573	$52,642

Earnings per common share—basic and diluted	$0.63	$0.51	$1.09	$1.11

Weighted average shares of common stock outstanding—basic and diluted	53,987,627	53,120,358	53,945,087	47,361,713

TPG Specialty Lending, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $1,347,439 and $1,225,672, respectively)	$1,352,134	$1,221,875
Controlled, affiliated investments (amortized cost of $50,840 and $47,580, respectively)	45,426	41,636

Total investments at fair value (amortized cost of $1,398,279 and $1,273,252, respectively)	1,397,560	1,263,511
Cash and cash equivalents	2,760	2,413
Interest receivable	7,361	6,137
Receivable for interest rate swaps	—	1,020
Receivable for investments sold	9,325	—
Prepaid expenses and other assets	41,999	30,650

Total Assets	$1,459,005	$1,303,731

Liabilities
Debt	$557,132	$395,864
Management fees payable to affiliate	5,296	4,887
Incentive fees payable to affiliate	7,623	5,955
Dividends payable	21,061	20,981
Payable for investments purchased	3,305	29,017
Payables to affiliate	1,400	2,918
Payable for interest rate swaps	18	—
Other liabilities	7,881	8,704

Total Liabilities	603,716	468,326

Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 54,002,288 and 53,798,357 shares issued, respectively; and 54,001,289 and 53,797,358 shares outstanding, respectively	540	538
Additional paid-in capital	811,137	808,053
Treasury stock at cost; 999 shares	(1)	(1)
Undistributed net investment income	10,777	6,555
Net unrealized gains	11,311	188
Undistributed net realized gains	21,525	20,072

Total Net Assets	855,289	835,405

Total Liabilities and Net Assets	$1,459,005	$1,303,731

Net Asset Value Per Share	$15.84	$15.53

The Company’s investment activity for the three months ended June 30, 2015 and 2014 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2015	June 30, 2014
New investment commitments:
Gross originations	$112.3	$157.1
Less: Syndications/sell downs	—	40.7

Total new investment commitments	$112.3	$116.4
Principal amount of investments funded:
First-lien	$77.1	$89.0
Second-lien	—	6.3
Mezzanine and unsecured	7.0	—
Equity and other	—	9.1

Total	$84.1	$104.4
Principal amount of investments sold or repaid:
First-lien	$16.7	$94.4
Second-lien	—	64.8
Mezzanine and unsecured	4.9	—

Total	$21.6	$159.2

Number of new investment commitments in new portfolio companies	5	4
Average new investment commitment amount in new portfolio companies	$19.4	$28.5
Weighted average term for new investment commitments in new portfolio companies (in years)	4.9	4.7
Percentage of new debt investment commitments at floating rates	93.1%	98.8%
Percentage of new debt investment commitments at fixed rates	6.9%	1.2%
Weighted average interest rate of new investment commitments	7.9%	10.6%
Weighted average spread over LIBOR of new floating rate investment commitments	7.2%	9.6%
Weighted average interest rate on investments sold or paid down	12.3%	9.7%

About TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, an SEC-registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations

Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TPG Specialty Lending, Inc. undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investor Relations:

TPG Specialty Lending, Inc.

212-430-4119

IRTSL@tpg.com

or

Press:

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